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                                                                    EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


        This Asset Purchase Agreement ("Agreement") is entered into as of March 6, 2000, by and between Thomas & Betts Corporation, a Tennessee corporation with principal offices at 8156 T&B Boulevard, Memphis, Tennessee 38125, and Thomas & Betts International, Inc., a Delaware Corporation with principal offices at 250 Lillard Drive, Sparks, Nevada 89431 collectively, the "Seller"), and Telect, Inc., a Washington corporation with principal offices at 2111 N. Molter Road, Liberty Lake, Washington 99019 (the "Buyer"). The Buyer and the Seller are herein referred to individually as a "Party" and collectively as the "Parties."

        The Seller wishes to sell or otherwise dispose of certain assets of the Business, and the Buyer wishes to acquire certain assets of the Business.

        This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets (and assume certain of the contracts) of the Seller for cash.

        Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1. Definitions. As used in this Agreement, the following capitalized terms have the following meanings

           "Accounting Firm" has the meaning set forth in Section 2(f) below.

           "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller that are utilized in the Business, including, without limitation, those assets identified on Exhibit A. Acquired Assets shall include: (a) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, and tooling); (U) Intellectual Property; (c) approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from government and governmental agencies directly related to the Business; and, (d) books, records, and ledgers (other than financial documents of which copies shall be provided to Buyer), files, documents, correspondence, lists, marketing and customer data, supplier data, architectural and engineering plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials directly related to the Business; provided, however, that notwithstanding anything also herein to the contrary, "Acquired Assets" does not mean, and there shall be specifically excluded therefrom, the "Excluded Inventory."

           "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, costs and fees, including all attorney's fees and court costs, and includes all indirect, consequential, statutory and treble damages.

           "Assumed Contracts" means the purchase orders identified on Exhibit
B.

           "Business' means the Seller's Telzon(C) product line described on Exhibit C.



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           "Buyer" has the meaning set forth in the preface above, "Closing" has the meaning set forth in Section 2(d) below.

           "Closing Date" has the meaning set forth in Section 2(d) below.

           "Closing Date Pro Forma Asset Value List " has the meaning set forth in Section 2(f) below.

           "Confidential Information" means any information concerning the Business that the Seller has treated as confidential and proprietary.

           "Contract Manufacturing Agreement" shall mean the agreement appended hereto as Exhibit D.

           "Disclosure Schedule" has the meaning set forth in Section 3 below.

           "Escrow Agent" means First Union National Bank.

           "Escrow Agreement" means the agreement appended hereto as Exhibit E.

           "Escrowed Funds" has the meaning set forth in Section 2(c) below.

           "Excluded Inventory" means (i) all of Seller's inventory of finished goods and piece parts associated with the Melco brand products and, (ii) all of Seller's Inventory of finished goods and piece parts associated with its super high-density bay products, and T0350 products and DSX-3 jacks having the following part numbers:

        TD350-02-01B, -02A, -02B, -03A, -03B, -04A, -04B, -05A, -05B, -06A,
        -06B, -9A
        TD350-01 -01
        T0350-01 -02
        T0350-01 -03
        TD7O1-01-01A, -03A, -04A, -05A, -06A
        100536, 100537, 100538, 100539 and 100540

but such term does not include any Intellectual Property or other category of Acquired Asset which is related to such Telzon(R) product line.

           "GAAP" means generally accepted accounting principles used in the United States.

           "Intellectual Property" means the following items which are owned or used by the Seller in connection with the Business: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuances, continuances-in-part, revisions, extensions, and re-examination thereof; (b) all trademarks, service marks, trade dress, logos, and trade names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights,




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and all applications, registrations, and renewals in connection therewith; (d)
all mask works and all applications, registrations and renewals in connection therewith, all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all computer software (including data and related documentation); (f) all other proprietary rights;
(g) all copies and tangible embodiments thereof (in whatever form or medium); and, (h) all rights and choses in action based on or relating to any of the foregoing, including, without limitation, the right to all past and future damages for the infringement thereof.

           "Inventory" means, as to the Acquired Assets or the Excluded Inventory, as the case may be, all of Sellers inventories of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, wherever located.

           "Knowledge" means actual knowledge after reasonable investigation.

           "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

           "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

           "Objection Notice" has the meaning set forth in Section 2(f).

           "Order" shall have the meaning set forth in Section 1.7 of the Contract Manufacturing Agreement appended hereto as Exhibit D.

           "Party" has the meaning set forth in the preface above.

           "Pending Orders" shall mean those of Seller's customer purchase orders identified in Exhibit B as "open sales orders".

           "Pro Forma Asset Value List" means the pro forma asset value list for the Acquired Assets as of February 27, 2000 attached hereto as Exhibit F.

           "Purchase Price" has the meaning set forth in Section 2(c) below.

           "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than: (a) mechanic's, materialman's, and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation; (d) liens arising in connection with sale of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letter of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and, (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.




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           "Seller" has the meaning set forth in the preface above.

           "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholdings, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or -add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

           "Total Value" means the amount of each line item or cumulative total amount so captioned on the Closing Date Pro Forma Asset Value List and/or Pro Forma Asset Value List, as applicable.

        2. Basic Transaction.

           (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified in this
Section 2. Any of the Acquired Assets which are presently located outside of the United States shall be delivered to Buyer's facility at Laredo, Texas with all freight cost being borne by Buyer or as otherwise directed by Buyer.

           (b) Assumed Contracts. As part of the Closing on the Closing Date, Seller shall assign to Buyer and Buyer shall assume the Assumed Contracts; provided, however, that notwithstanding anything else herein to the contrary, the Buyer shall have no obligation under any of the Assumed Contracts to make, sell or supply any product which is alleged to infringe the intellectual property rights or interests of any third party, including such products as are alleged to infringe one or more of the patents of ADO Telecommunications, Inc. The Buyer will not assume or have any responsibility with respect to any other obligation, Liability or Tax of the Seller. Effective as of the Closing on the Closing Date and except as provided in the immediately preceding sentence, the Buyer hereby agrees to indemnify and save and hold the Seller harmless from all liabilities and obligations arising after the Closing Date under the Assumed Contracts. Effective as of the Closing on the Closing Date, the Seller hereby agrees to indemnify and save and hold the Buyer harmless from (i) all liabilities and obligations arising prior to the Closing Date under the Assumed Contracts and (ii) all liabilities and obligations, whether arising prior to, on or following the Closing Date, under any and all contracts to which the Seller is a party other than the Assumed Contracts.

           (c) Purchase Price. The Buyer agrees to pay to the Seller at the Closing Ten Million, Nine Hundred Forty-One Thousand, Four Hundred Eighty Dollars ($10,941,480) in cash (the "Purchase Price"), less One Million, Ninety-four Thousand, One Hundred Forty Eight Dollars and No Cents ($1,094,148.00) ("Escrowed Funds") which the Buyer shall deliver to the Escrow Agent to be held pursuant to the Escrow Agreement and Section 8 hereof.

           (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller, commencing at 9:00 a.m. local time on the second business day after the satisfaction or waiver of all conditions to the obligations to the Parties to consummate the transactions contemplated hereby, or such other date as the Parties may mutually determine (the "Closing Date"), but not later than March 15, 2000.



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           (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including Intellectual Property transfer documents) in the form attached hereto as Exhibit G and, (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv)the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption agreement in the form attached hereto as Exhibit H and, (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller and the Escrow Agent the consideration specified in
Section 2(c) above.

           (f) Purchase Price Adjustment. An adjustment to the Purchase Price will be calculated and paid in accordance with the following provisions:


               (i) On the Closing Date, Seller and the Buyer shall physically count the Inventory then on hand, and prepare an overall asset value list of the Acquired Assets as of the Closing Date in a manner consistent with Seller's past practices from which the Seller shall derive a Closing Date Pro Forma Asset Value List (the "Closing Date Pro Forma Asset Value List") utilizing the same accounts, methods and practices as Seller used to prepare the Pro Forma Asset Value List. The counting and costing of such Inventory shall be observed and verified by an independent accounting firm selected by mutual agreement of the Parties. The counting and costing of such Inventory shall also be done in a manner consistent with Seller's past practices and in accordance with GAAP.

               (ii) If the Parties agree with the proposed Closing Date Pro Forma Asset Value List, then the Parties shall approve the proposed Closing Date Pro Forma Asset Value List and proceed to make any payment required pursuant to
Section 2(f) (iv) below. If either Party disagrees with the proposed Closing Date Pro Forma Asset Value List, then the other Party may deliver written notice ("Objection Notice") objecting to the proposed Closing Date Pro Forma Asset Value List. Such Objection Notice shall: (A) be delivered within fourteen (14) days after preparation of the proposed Closing Date Pro Forma Asset Value List;
(B) identify those items in the proposed Closing Date Pro Forma Asset Value List to which such Party objects; and, (C) state in reasonable detail the reasons for such objection. Any items contained in the proposed Closing Date Pro Forma Asset Value List to which such Party does not set forth an objection in such Objection Notice shall be deemed accepted by such Party.

               (iii) During the thirty (30) day period following delivery of the Objection Notice, each Party will deliver to the other Party any supporting documentation reasonably requested and necessary to verify the categories on the proposed Closing Date Pro Forma Asset Value List and calculate the Total Value on the proposed Closing Date Pro Forma Asset Value List, and cooperate fully and in good faith to resolve any disputes they may have with respect to the proposed Closing Date Pro Forma Asset Value List. If the Parties cannot agree on the proposed Closing Date Pro Forma Asset Value List within such period, any such dispute will be resolved within sixty (60) days of submission by a Party of a request for binding arbitration by an independent accounting firm selected by the Parties (the "Accounting Firm"). The Accounting Firm will calculate only those portions of the proposed Closing Date Pro Forma Asset Value List that have not been agreed upon by the Parties and its calculation will be based solely on the books, records and other information relevant to the resolution of such disputes and




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available as of the Closing Date, which information shall be submitted or made available to the Accounting Firm by the Seller or the Buyer. Any fees or expenses payable to the Accounting Firm will be shared as equally by Seller and Buyer.

               (iv) Upon the final determination of the Closing Date Pro Forma Asset Value List and related Total Value, whether such determination is made by agreement of the Parties or by the Accounting Firm, in accordance with the foregoing, the Parties will proceed to calculate the Purchase Price adjustment as follows:

                        If the Total Value on the Closing Date Pro Forma Asset
                Value List is greater or less than the Total Value on the Pro Forma Asset Value List, then within five (5) days after such final determination, the Buyer will deliver to the Seller any excess and the Seller will deliver to the Buyer any shortfall, on a dollar for dollar basis.

               (g) Allocation. The Purchase Price shall be allocated to the Acquired Assets according to the Schedule to be mutually agreed upon by the parties subsequent to the Closing Date and thereafter attached to this Agreement as Schedule 2(g), as such schedule shall be amended in writing by the Buyer and Seller following the adjustment of the Purchase Price. The allocation shall be binding upon both the Buyer and the Seller for purposes of reporting the sale of the Acquired Assets to the appropriate taxing authorities. Both Buyer and Seller recognize their mutual obligations pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") to timely file IRS Form 8594 ("Asset Acquisition Statement") with each of their respective federal income tax returns.

        3. Representations and Warranties of the Seller. The Seller jointly and severally represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").

           (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and Delaware, respectively, and has all requisite corporate power and authority to own and operate the Business as currently owned and operated.

           (b) Subsidiaries. The Acquired Assets do not include any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

           (c) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Seller, and no other proceedings on the Seller's part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.




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           (d) Noncontravention. Neither the execution and the delivery of this
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangements to which the Seller is a party or by which it is bound or to which any of its assets is subject. Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

           (e) Acquired Assets. The Seller has good and marketable title to all of the Acquired Assets, and the Acquired Assets are all the assets necessary for the conduct of the Business as presently conducted. All of the Acquired Assets are free of any Security Interest and are not subject to any lease, security agreement, conditional sales agreement, or other title retention or security arrangement, except as identified in Section 3(c) (e) of the Disclosure Schedule. Each such tangible asset that is equipment or tooling has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). There are no defects in such tangible assets or other conditions which, in the aggregate, materially adversely affect the operation of such assets. Except for such of the Acquired Assets as are located at the facilities of one or more of the Seller's suppliers as identified in Section 3(e) of the Disclosure Schedule, all of such tangible assets are located at the Seller's facilities in Attleboro, Massachusetts, Sparks, Nevada, Montreal Canada or Monterey, Mexico.

           (f) Intellectual Property.

               (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. The Seller has taken all action reasonably necessary to protect each item of Intellectual Property that it owns or uses in the Business.

               (ii) Except as identified in Section 3(f) of the Disclosure Schedule, with respect to the Business the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, no part of the Acquired Assets interferes with, infringes upon, misappropriates or otherwise comes into conflict with any Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. The Acquired Assets do not include or embody the Intellectual Property of any third party. To Seller's Knowledge, with respect to the Business, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller. The Seller is not estopped, nor has it waived, any right to enforce any of its Intellectual Property rights against any third party.

               (iii) Section 3(f) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property used in the Business, identifies each pending patent application or application for registration



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which the Seller had made with respect to any of its Intellectual Property used in the Business, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property used in the Business (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Seller possesses all right, title, and interest in and to each item of Intellectual Property that the Seller owns and uses in the Business.

               (iv) Section 3(f) of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that the Seller uses in the Business pursuant to license, sublicense, agreement, or permission. The Seller (x) has secured the right to assign all such third party Intellectual Property to the Buyer; (y) will, within sixty (60) days after Closing, deliver to the Buyer written consents to all such assignments from all such third parties and (z) has supplied the Buyer with correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). The license, sublicense, agreement, or permission covering each item of Intellectual Property used in the Business is in full force and effect and to Seller's knowledge no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder.

           (g) Inventory. The inventory of the Business is located at Attleboro, Massachusetts, Sparks, Nevada, Monterrey, Mexico, and Montreal, Canada, and consists of raw materials and supplies, manufactured and purchased parts, work-in-process, and finished goods all of which was acquired in the Ordinary Course of Business, and none of which is slow-moving, obsolete, damaged, or defective. All work-in-process inventory has been constructed and assembled or is being constructed and assembled pursuant to customer purchase orders listed on Exhibit B, and has been constructed and assembled or is being constructed and assembled in conformity with such customer purchase orders.

           (h) Contracts. Section 3(h) of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements related to the Business to which the Seller is a party ("Written Contracts"):

               (i) any Written Contract (or group of related Written Contracts) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum;

               (ii) any Written Contract (or group of related Written Contracts) for the purchase or sale of raw materials, commodities, supplies, products, other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $10,000;

               (iii) any Written Contract concerning a partnership or joint venture;

               (iv) any Written Contract (or group of related Written Contracts) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or




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under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any Written Contract concerning confidentiality or competition;

               (vi) any Written Contract with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

               (vii) any Written Contract under which the consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Seller and its subsidiaries taken as a whole; or

               (viii) any other Written Contract (or group of related Written Contracts) either involving more then $25,000 or not entered into in the Ordinary Course of Business.

The Seller has delivered to the Buyer a correct and complete copy of each Written Contract. With respect to each Written Contract so listed: (A) the Written Contract is in full force and effect; (B) the Written Contract will continue to be in full force and effect following the Closing; (C) to Seller's knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the Written Contract, and (D) no party has repudiated any provision of the Written Contract.

The Seller has disclosed, or will disclose prior to Closing, to Buyer any verbal contract, agreement, or other arrangement, which, if reduced to written form, would be required to be listed in Section 3(h) of the Disclosure Schedule under term of this Section 3(h).

           (i) Compliance with Law. The Seller is not currently being charged with, nor, to its knowledge, is it operating the Business in violation of, any applicable foreign, federal, state or municipal laws, regulations or ordinances, nor is the Seller relying on any exemption from or deferral of any such applicable statute, law or regulation in effect on the Closing Date that would not be available to Buyer after Buyer acquires the Acquired Assets from the Seller.

           (j) Changes in Suppliers and Customers. To the knowledge of the Seller, no person or entity supplying products, components or materials to the Seller for use in the Business intends to cease supplying such products to the Seller or to limit or reduce such supply of products to the Seller, and no customer of the Seller intends to terminate, limit or reduce its business relations with the Seller.

           (k) Warranty Claims. Section 3(k) of the Disclosure Schedule lists all outstanding warranty claims against one or more products of the Business by customers of the Seller or other third parties.

           (l) Litigation. Section 3(l) of the Disclosure Schedule sets forth, with respect to the Business or any of the Acquired Assets, each instance in which the Seller: (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge; or, (ii) is a party to, or is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state,



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local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3(l) of the Disclosure Schedule could result in any adverse change in the Acquired Assets, Business, or future prospects of the Business. The Seller has no reason to believe that any other charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller with respect to the Business or any of the Acquired Assets.

           (m) Completion of Projects. Each of the product modifications or projects described on Schedule 3(m) has been fully and finally completed with satisfactory results, or Seller shall assist Buyer in completing such through technical assistance provided pursuant to Section 7(c)(iii) below.

           (n) Broker. The Seller has engaged the services of Strategic Investments, Ltd. to serve as broker for this transaction. Other than Strategic Investments, Ltd., Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement. The Buyer has no liability whatsoever to pay Strategic Investments, Ltd. any fee, charge or other amount in connection with its brokerage services involving any or all of the transactions contemplated by this Agreement.

           (o) Disclosure. To Seller's knowledge, none of the representations or warranties of Seller contained herein, none of the information contained in the Disclosure Schedule referred to in this Section 3 and none of the other information or documents furnished to the Buyer pursuant to the terms of this Agreement is or will be false or misleading in any material respect, or omits or will omit to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. The Seller has the right, or has secured the right, to disclose to the Buyer (i) the licenses, sublicenses, agreements and permissions of third parties which are described in
Section 3(f) (iv) above and (ii) the Written Contracts described in Section 3(h) above.

           (p) Representations and Warranties. The representations and warranties contained in Sections 3(a) through 3(p) of this Agreement have been made with the knowledge and expectation that the Buyer is relying thereon, shall survive the Closing as set forth in this Agreement and shall remain operative and in full force and effect regardless of any investigation at any time made by or on behalf of the Buyer or any discovery or disclosure of contrary facts or information and shall not be deemed merged in any document or instruction so executed and/or delivered by either of the Parties hereto.

        4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.

           (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of the State of Washington.

           (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

           (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will: (i) violate any statute, regulation, rule, judgment, order, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws; or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, Indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

           (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement for which the Seller could become liable or obligated.

        5. Pre-Closing Obligations.

           (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 below).

           (b) Notices and Consents. The Seller shall use its best efforts to obtain all third-party consents and approvals set forth on Exhibit I, and the Seller shall give any and all required notices at the earliest practicable date.

           (c) Operation of Business. From the date of this Agreement through the Closing Date, the Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business.

           (d) Preservation of Business. The Seller will keep the Business and properties substantially intact including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

           (e) Notice of Developments. Between the date of this Agreement and the Closing Date, the Seller shall deliver to the Buyer prompt written notice of any (i) development affecting the Acquired Assets, the Assumed Contracts, the Business, or the financial condition, operations, results of operations, or future prospects of the Business, and/or (ii) material changes in any portion of the Disclosure Schedule. Each Party will give prompt written notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

           (f) Exclusivity. Until March 15, 2000, the Seller will not, directly or indirectly: (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to any liquidation, dissolution, re-capitalization, merger, consolidation or acquisition or purchase of securities or assets, or other similar transaction or business combination, involving the Business; or, (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing.

           (g) Full Access. From the date of this Agreement through the Closing Date, the Seller will permit representatives of the Buyer to have full access at all reasonable times upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, books, records, contracts, and documents of or pertaining to the Business and/or the Acquired Assets.

           (h) Risk of Loss. The risk of loss shall remain with the Seller until the Closing Date, and the Seller will continue in force any and all fire, casualty, theft or other insurance policies relating to the Business and/or the Acquired Assets.

           (i) Confidentiality Covenant of the Buyer. The Buyer will not, and will not permit any of its respective representatives to, without the prior written consent of the Seller, disclose any information furnished to the Buyer by or on behalf of the Seller, or use any such information for any purpose otherwise than in evaluating the Business in connection with the transactions contemplated hereby; provided, however, that (i) such information may be disclosed to any of the representatives of the Buyer who have a need to know such information in connection with the transactions contemplated hereby (who shall be instructed to keep such information confidential in accordance with the terms of this Section 5); and (ii) the information subject to the foregoing provisions of this sentence shall be deemed not to include any information known generally in the industry (other than as a result of disclosure in violation hereof) or any information received by the Buyer or any of its representatives from a third party not bound by a duty of confidentiality to the Seller. In addition, information may be disclosed if required by legal process or by operation of applicable law; provided, however, that: (i) the disclosing person shall first promptly (and, if practicable under the circumstances, prior to disclosure) advise and consult with the Seller and its counsel concerning the information proposed to be disclosed; (ii) the Seller shall have the right to seek an appropriate protective order or other remedy concerning the information proposed to be disclosed and the disclosing person will cooperate with the Seller to obtain such protective order; and, (iii) in the event that such protective order or other remedy is not obtained by the Seller within a reasonable time, the disclosing person will disclose only that portion of the information which the disclosing person is legally required to disclose, and the disclosing person will use its best efforts to obtain assurances that confidential treatment will be accorded to such information. In the event of any termination of this Agreement pursuant to Section 9, the Buyer and its respective representatives will return or destroy all copies of any written materials in their possession furnished by or on behalf of the Seller, and shall remain bound by the provisions of this Section 5 for a period of two (2) years from the date of this Agreement. The foregoing provisions of this Section 5 shall: (i) supersede all prior confidentiality obligations of the Buyer; (ii) terminate with respect to confidential information relating to the Seller upon the consummation of the Closing; and, (iii) not prohibit any retention of records or disclosure required by law or made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

           (j) Transfer Taxes. Buyer agrees to pay any documentary, transfer, or other similar taxes, if any, imposed by reason of the transfer of the Acquired Assets.

           (k) Interim Operations. At the Closing, the Parties shall execute a Transition Period Contract Manufacturing Agreement in the form attached hereto as Exhibit D.

        6. Conditions to Obligation to Close.

           (a) For the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or before the Closing Date:

               (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date as though then made;

               (ii) the Seller shall have performed and complied with all of its covenants and agreements hereunder in all material respects prior to the Closing;

               (iii) no court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction shall have entered any judgment, order, decree, ruling, or injunction which remains in force restraining, enjoining, prohibiting or delaying consummation of the transactions contemplated by this Agreement;

               (iv) the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

               (v) all documents, instruments, and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Buyer, and the Buyer shall have received copies of all documents that the Buyer may reasonably have requested in connection therewith.

               (v) The Seller shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

           (b) For the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction shall have entered any judgment, order, decree, ruling, or injunction, which remains in force, restraining, enjoining, or prohibiting consummation of the transaction contemplated by this Agreement;

               (iv) the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

               (v) all documents, instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received copies of all documents which the Seller may reasonably have requested in connection therewith.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

        7. Post-Closing Agreements.

           (a) General. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, including, without limitation, those actions necessary to put the Buyer in possession and operating control of the Acquired Assets, all at the sole cost and expense of the requesting Party except as otherwise provided in this Agreement.

           (b) Litigation Support. In the event and for so long as either Party is actively contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (not involving claims by the Parties against each other) in connection with (i) any transaction contemplated under this Agreement; or, (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party. In addition, in the event there is any pending or future litigation with respect to the alleged infringement of any intellectual property rights of a third party by, a product or product line previously made or sold by Seller, and which is an Acquired Asset, the Seller agrees not to settle or resolve the litigation, or enter into any agreements, stipulations, consents, judgments or other arrangements, in such a fashion or wherein the Seller, its attorneys or anyone on its behalf, agrees to any facts or conclusions which are inconsistent with the Seller's or Buyer's unrestricted ability to make, use, sell or offer for sale any Acquired Asset. The Seller further agrees not to take any action which would in any way hinder or encumber the Buyer's ability to manufacture, sell or distribute any products which are part of the Acquired Assets or defend itself against any claims of infringement.

           (c) Transition and Post-Closing Support Obligations.

               (i) Seller acknowledges and agrees that the assembly, storage and distribution services it is to perform under the Contract Manufacturing Agreement and the other transitional and post-closing support it agrees to provide pursuant to this Section will require a high degree of co-operation and co-ordination between Buyer and Seller during the Term of the

Contract Manufacturing Agreement and during the six (6) month transitional period described below.

               (ii) In exchange for and as part of the Purchase Price paid to Seller, receipt of which is acknowledged, Seller agrees to provide to Buyer, for up to six (6) months from the Closing Date, at no additional cost or expense to Buyer, to devote sufficient Seller personnel, facilities and other resources as are reasonably necessary to allow Buyer to cost-effectively, efficiently, and expediently consummate the transactions, carry out the purposes, acquire the Business and realize the benefits contemplated hereunder and under to the other agreements executed by the Parties contemporaneously herewith, including without limitation, providing the following support:

                   (A) Seller will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licenser, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing;

                   (B) reasonable transitional and post-closing order entry, processing and billing support, including continuing to timely process and ship the Pending Orders, collecting the customer receivables on the Pending Orders and on Orders under the Contract Manufacturing Agreement, promptly transferring funds from such collections and/or endorsing customer checks to Buyer's order, taking and/or processing post-closing Orders from customers and/or routing post-closing Orders to Buyer pursuant to a procedure jointly developed by the Parties as a part of the transition process, issuing Order acknowledgements conforming with Buyer's form and practice as soon as possible and in interim, on same basis as Seller's pre-closing practice, providing Buyer with daily work-in-process and finished goods reports, providing Order status information to Buyer and/or customers, and timely invoicing customers and/or forwarding billing information to Buyer for invoice preparation in accordance with a procedure jointly developed by the Parties as a part of the transition process;

                   (C) reasonable transitional and post-closing customer service support, including without limitation, acting as Buyer's warranty claim contact and advising customers of Buyer's RMA number and warranty claim procedures, arranging for and paying freight charges on warranty returns providing to customers relevant drawings, technical bulletins, ECN's, product information, literature and materials;

                   (D) reasonable transitional and post-closing engineering and technical support, including without limitation, providing timely manufacturing engineering or process support; providing timely product technical support; working with Buyer's engineers on procedures;

                   (E) reasonable transitional and post-closing purchasing (materials and components) support, including without limitation, coordinating with Buyer's purchasing management to forecast, co-ordinate and manage materials and finished product inventories maintained and/or ordered under the Contract Manufacturing Agreement, providing information and assistance for the joint preparation of the master production schedules described in the Contract Manufacturing Agreement;

                   (F) reasonable transitional and post-closing sales and Order delivery support;

                   (G) reasonable transitional and post-closing materials, finished product and acquired equipment relocation support, including without limitation, making Seller's facilities available to and cooperating with Buyer and its movers, assisting in the planning of the physical transfer of Acquired Assets, assisting in the identification of and the marking/labeling of Acquired Assets, and assisting in the packing of Acquired Assets for shipment;

                   (H) reasonable post-closing engineering and technical support on product development and/or modification projects in accordance with Section 3(m), including without limitation, sufficient engineering support to complete the pending HDDX printed circuit board project;

                   (I) reasonable on-site training of Buyer's personnel at Seller's facilities (Mexico and U.S.), including without limitation, training Buyer's employees and representatives on products, processes, equipment operation, manufacturing methods, practices and procedures, and any other training reasonably requested by Buyer to assist in the orderly transition and transfer of the Acquired Assets and the performance by Seller of the services described in the Contract Manufacturing Agreement; and,

                   (J) any other transitional and post-closing support reasonably requested by Buyer, including without limitation, IS/database support, providing QA/QC records, and assisting Buyer's development of its QNQC processes and procedures.

           (c) At any time or times during the one-year period following the Closing Date, either the Seller or the Buyer may request the Accounting Firm to conduct an audit of the Acquired Assets and their use in business following the Closing Date so as to verify that all income and expenses attributable thereto were received and/or paid by the proper Party as required by this Agreement and/or the Contract Manufacturing Agreement Any fees or expenses payable to the Accounting Firm will be shared equally by the Seller and the Buyer.

           (d) Handling of Warranty Claims. Etc. Buyer and the Seller acknowledge and agree that some or all of the Assumed Contracts contain warranties granted by the Buyer to the other parties to the Assumed Contracts with respect to the products sold by Seller in connection with the Business. All such warranties are set forth or, if oral, described in attached Schedule 7(d) (the "Warranties"). The Buyer and Seller further acknowledge and agree that, except as provided below, Buyer is not assuming any liabilities associated with the Warranties under this Agreement. Seller hereby indemnifies Buyer against, and agrees to hold Buyer harmless from, any and all Adverse Consequences incurred or suffered by Buyer arising out of the Warranties provided, and notwithstanding anything in this Agreement to the contrary, that Seller shall not be liable for this indemnity unless and until the aggregate amount of Adverse Consequences exceeds $50,000.00, and then only to the extent of such excess.

           (e) Buyer's Use of Seller's Name - Seller and Buyer hereby acknowledge and agree that both Parties will benefit if there is not appearance of interruption of supply of the Acquired Assets to customers, Seller therefore hereby agrees as follows:

               A. For existing inventory, product or printed material (whether fully or partly assembled) already having a trademark, logo or design owned by Seller thereon (including parts ordered by Seller under open purchase orders from its suppliers and any products Seller may build, assemble or convey to Buyer bearing any of Seller's trademarks, logos or designs), Buyer has express permission to use and re-sell such inventory, product or printed material without requiring additional permission from Seller to so employ such trademark, logo or design provided such inventory, product or printed matter remains unaltered, except as set forth in Schedule 3(m) to the Disclosure Schedule or otherwise approved by Seller; and

               B. For new inventory, product or printed material not already so marked and not covered by (A) above, Buyer shall first notify Seller of Buyer's intent to employ such trademark, logo or design and the manner of such use so as to obtain Seller's express consent to do so; such consent shall not be unreasonably withheld.

               Solely with respect to (B) above, it is understood that the permission and license granted above shall extend for a period of 60 days from the date of this Agreement and no longer. Buyer further agrees that any goodwill associated with such use of these trademarks, logos or designs shall accrue to the benefit of and belong to Seller. Buyer agrees not to register or seek the registration of any trademark, logo or design identical or confusingly similar to any of the above trademarks, logos or designs.

           (f) Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except (i) as required by this Agreement; or (ii) as the Seller may need in connection with any assets or liabilities that are not Acquired Assets or Assumed Contracts, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, except that Seller may retain one (1) copy of any Confidential Information for Seller's central records filing. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with these provisions. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal provided, however, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

           (g) Covenant Not to Compete. For a period of five (5) years from and after the Closing Date, the Seller will not engage directly or indirectly in any activities or business operations similar in nature to the Business ("Competitive Activities"); provided, however, that ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed to engage solely by reason thereof in any Competitive Activities. The Seller agrees that for a period of five (5) years after the Closing Date, the Seller will not, whether alone or in conjunction with any other Person, directly or indirectly:

               (i) own, manage, operate, provide financing to, or join, control or participate in the ownership, management, operation or control of, or provision of financing to, any business wherever located (whether in corporate, proprietorship or partnership form or otherwise), if such business is competitive with the Business as presently conducted; or

               (ii) do or say anything which is harmful to the reputation of the Business, or which may lead any person, entity or governmental agency to cease to deal with the Buyer on substantially equivalent terms to those previously offered by such person, entity or governmental agency to the Seller, or at all.

           (h) Patent Support. The Seller has patents pending in the United States and in several foreign countries/regions, one such patent pending being for a "Telecommunication Assembly," attorney docket no. T & B 1499, and the other patent pending being for a "Telecommunication Module Having Edge Mounted Jack and Switch Therefor," attorney docket no. T & B 1500. There are certain features of the inventions which are not disclosed in the patent applications, as to which features the Buyer is interested in seeking protection. As it appears that protection is still available in the United States and Canada, the Seller agrees, at its sole cost and expense, to file continuation-in-part patent applications in the United States and Canada which will disclose and claim the "module-less" feature (the back plane printed circuit boards operate without a module being plugged in), and the "make before break" feature, including full disclosures for each. The Seller further agrees to coordinate with the Buyer's patent counsel in the preparation of the new applications and to file such applications, including foreign applications before the running of any applicable bars to patent protection.

           (i) Loan to Seller: As part of the consideration for this Agreement, Buyer agrees to lend to Seller, and Seller agrees to borrow from Buyer, One Million, Seven Hundred Twenty-five Thousand, Five Hundred Thirty-six Dollars ($1,725,536), pursuant to the terms and conditions of the promissory note to be executed by the Seller and delivered to Buyer at Closing in the form as attached as Exhibit J (the "Note"). Seller agrees to repay the Note pursuant to the terms and conditions of the Note.

        8. Remedies for Breaches of This Agreement

           (a) Survival. All of the representations and warranties of the Seller contained in Section 3 of this Agreement (other then the representations and warranties of the Seller contained in Section 3(a), Section 3(b), Section 3c) and Section 3(f)) shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. All of the representations and warranties of the Buyer, all covenants of the Parties and the representations and warranties of the Seller contained in Section 3(a), Section 3(b), Section 3(c) and 3(f) (i), (iii) and
(iv) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter. The representations and warranties of the Seller contained in Section 3(f) (ii) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing and continued in full force and effect for five (5) years thereafter.

           (b) Indemnification Provisions for Benefit of the Buyer.

               (i) In the event the Seller breaches and/or fails to perform any of its representations, warranties, and covenants contained in this Agreement, and provided that the Buyer makes a written claim for indemnification against the Seller within the applicable survival period, then the Seller agrees to fully indemnify the Buyer and hold it harmless from and against the entirety of any Adverse Consequences the Buyer may suffer, sustain or become subject to through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach or failure.

               (ii) The Seller agrees to fully indemnify the Buyer and hold it harmless from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any (x) Liability of the Seller, except those arising after the Closing Date under the Assumed Contracts, or (y) any claim or threatened claim against the Buyer on account of the actions or inactions of the Seller with respect to the Acquired Assets or the Business prior to the Closing.

           (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, including the obligation to assume the Assumed Contracts, and provided that the particular representation, warranty, or covenant survives the Closing and that the Seller makes a written claim for indemnification against Buyer within the applicable survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Additionally, Buyer agrees to fully indemnify Seller (such indemnification shall include, but not be limited to costs, damages, attorney's fees) that arise from any legal action or suit formally initiated and be served by ADC Telecommunications which pertains to ADC's U.S. 4,749,968 patent, that is a result of any overt action taken or product made or sold by Buyer after Closing: provided, however, nothing herein shall be construed as obligating Buyer to indemnify Seller for any such legal action or suit which is initiated or served as a result of Buyer's actions to consummate the acquisition of the Acquired Assets as contemplated herein and/or as a result of Buyer's mere ownership of the Acquired Assets after Closing.

           (d) Method of Asserting Claims. As used herein; an "Indemnified Party" shall refer to either the Buyer or the Seller, as applicable, the "Notifying Party" shall refer to the Party hereto who is entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the Party hereto obligated to indemnify such Notifying Party.

               (i) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Adverse Consequences (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party notice thereof within 30 days of the date that the Indemnified Party is so made a defendant in or a party thereto. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys selected by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute an Adverse Consequence unless the

Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other Party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (I) if a Claim seeks equitable relief or (II) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

               (ii) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 60 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Adverse Consequences in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and, the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Chief Executive Officers of each of the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers within 60 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in Denver, Colorado by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

               (iii) After the Closing, the rights set forth in this Section 8 shall be each Party's sole and exclusive remedies against the other Party hereto for misrepresentations or breaches of covenants contained in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent either of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either Party in connection with this Agreement. In the event such action is brought, the prevailing Party's attorneys' fees and costs shall be paid by the non-prevailing Party.

           (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money in determining the amount of Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

           (f) Escrow. The Escrowed Funds shall be held and either released to the Seller or returned to Buyer according to the provisions of this Section 8 and the Escrow Agreement.

               (i) The Escrowed Funds shall be applied to indemnify and hold the Buyer harmless against and in respect of any and all Adverse Consequences specified in this Section 8 for which the Buyer is entitled to indemnification pursuant to the provisions of this Section 8.

               (ii) Following determination of the Escrowed Funds, if any, to be delivered to the Buyer in accordance with this Agreement and the Escrow Agreement, the Buyer may deliver a written notice to the Seller and Escrow Agent directing that the appropriate amount of the Escrowed Funds be delivered to Buyer in satisfaction of the Seller's obligation hereunder. Within thirty (30) days after delivery to the Escrow Agent of the Buyer's notice to the Seller and the Escrow Agent instructing the Escrow Agent to return a specified amount of Escrowed Funds to Buyer, and if the Seller has not notified Escrow Agent that the notice from Buyer was in error within said thirty (30) days, the Escrow Agent shall return such amount of Escrowed Funds, and any interest paid prior thereto, to the Buyer as is specified in the Buyer's notice.

               (iii) The balance of the Escrowed Funds held by the Escrow Agent as to which notice pursuant to Section 8(e)(ii) shall not have been given by the Buyer on or prior to the Release Date (as defined in the Escrow Agreement), as well as any interest paid prior thereto, shall be delivered by the Escrow Agent to Seller as soon as practicable after the Release Date.

        9. Termination.

           (a) Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

               (i) by the mutual consent of the Buyer and the Seller;

               (ii) by either the Buyer or the Seller if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; or

               (iii) by either the Buyer or the Seller if there is outstanding an order, ruling or decree or any other governmental action permanently enjoining, restraining or otherwise prohibiting the consummation of any of the material transactions contemplated by this Agreement, which order, ruling, decree or other action shall have become final and non-appealable.

               (iv) by the Buyer if, after the date hereof, there shall have been a material adverse change in the condition of the Acquired Assets or if, after the date hereof, an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by the Buyer.

           (b) Survival. In the event of termination of this Agreement pursuant to this Section 9, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (other than the provisions of Section 5(h), Section 9(b), and Section 10, each of which shall survive any such termination); provided, however, that no termination shall relieve either Party from any liability arising from or relating to a willful breach prior to termination.

        10. Miscellaneous.

            (a) Press Releases and Announcements. Prior to the Closing Date, neither Party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Seller without prior written approval of the other Party hereto, except as may be necessary, in the opinion of counsel to the Party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the Party making such disclosure shall consult with the other Party prior to making such disclosure and that Party shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both Parties.

            (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

            (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

            (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interest, or obligations hereunder without prior written approval of the other Party.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by a nationally recognized overnight courier, and addressed to the intended recipient as set forth below:

        If to the Seller:  Thomas & Betts Corporation
                           8155 T&B Boulevard
                           Memphis, TN 38125
                           Attn: Vice-President -- Operations and Administration Fax 901 -252-1334

        Copy to:           Thomas & Betts Corporation
                           8155 T&B Boulevard
                           Memphis, TN 38125
                           Attn: Vice President - General Counsel and Secretary Fax 901 -252-1354

        If to the Buyer:   Telect, Inc.
        Copy to:           P.O. Box 665
                           2111 N. Molter Rd.
                           Liberty Lake, WA 99019-0665
                           Attn:  Wayne E. Williams, CEO
                           Fax:   509-928-8462

        Copy to:           Scott L. Simpson
                           Paine Hamblen Coffin Brooke & Miller LLP
                           717 W. Sprague Avenue, Suite 1200
                           Spokane, WA 99201-3505
                           Fax: 509-838-0007

Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited mail, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

           (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of laws) of the State of Washington.

           (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

           (j) Incorporation of Exhibits and Schedules. The Exhibits and Schedules are incorporated herein by reference and made a part hereof.

           (k) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent branches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(l) below), in addition to any other remedy to which they may be entitled, at law or in equity.

           (l) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating, to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

           (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any, invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

           (n) Expenses. Unless otherwise provided in this Agreement, the Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

           (o) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.



THOMAS & BETTS CORPORATION                  TELECT, INC.


By:                                         By:
   ------------------------------------        --------------------------------

Name:                                       Name:
     ----------------------------------          ------------------------------

Title:                                      Title:
      ---------------------------------           -----------------------------



THOMAS & BETTS INTERNATIONAL, INC.


By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------




Exhibit A
                                           Acquired Assets

Exhibit B                                  Assumed Contracts

Exhibit C                                  Business Definitions

Exhibit D                                  Contract Manufacturing

Exhibit E                                  Escrow Agreement

Exhibit F                                  Pro Forma Asset Value List

Exhibit G                                  Assignment and Bill of Sale

Exhibit H                                  Assumption Agreement

Exhibit I                                  Required Third Party Consents

Exhibit J                                  Promissory Note

Disclosure Schedule

                                    EXHIBIT A
                           TO ASSET PURCHASE AGREEMENT


                                 ACQUIRED ASSETS



Tangible personal property:

           - All tangible personal property identified on the following attached sheets(1):

                                 Fixed Asset List -- Monterrey (8 pages)
                                 Inventory as of February 27, 2000(2) (71 pages)

Intellectual Property:

           - All Intellectual Property identified in 3(f) of the Disclosure Schedule.

Contracts, agreements, Security Interests, guaranties, other similar arrangements and rights thereunder:

           - All rights under arrangements identified on the following attached sheets:

                                 Open Sales Orders (8 pages)
                                 Open Purchase Orders to Vendors (15 pages)

Approvals, permits, licenses, orders registrations, certificates, variances and similar rights obtained from government or governmental agencies directly related to the Business:

           -          None

All books, records, and ledgers (other than financial documents of which copies will be provided to Buyer), files, documents, correspondence, lists marketing and customer data, supplier data, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials directly related to the Business.






-------------------

(1) Tangible assets also includes certain fixed assets used in the Business and located in Monterrey, Mexico and/or North Attleboro, Massachusetts, that will be identified in the post closing physical inventory and included in the Pro Forma Asset Value List.

(2) All references to DSX-3 products include the assembled and component parts of such products, with the exception of DSX-3 jacks, which are specifically excluded from Inventory.

                                    EXHIBIT B
                           TO ASSET PURCHASE AGREEMENT

                                ASSUMED CONTRACTS



Open Purchase Orders to Vendors -- (15 pages)

Open Sales Orders -- (8 pages)

                                    EXHIBIT C
                           TO ASSET PURCHASE AGREEMENT

                             TELZON(R) PRODUCT LINE

Telzon(R) Price List --(30 pages)

HDDX Finished Goods Part Numbers -- (1 page)

                                    EXHIBIT D
                           TO ASSET PURCHASE AGREEMENT

                        CONTRACT MANUFACTURING AGREEMENT

                                TRANSITION PERIOD
                        CONTRACT MANUFACTURING AGREEMENT


        THIS CONTRACT MANUFACTURING AGREEMENT is between Telect, Inc., a Washington corporation, having an office at 2111 North Molter Road, Liberty Lake, Washington 99019, United States of America ("Telect") and Thomas & Betts, Inc., a Tennessee corporation, having an office at 8155 T&B Boulevard Memphis, Tennessee 38125 ("T&B") (the "Agreement").

                                    Recitals

WHEREAS, Telect and Thomas & Betts desire to enter into this Agreement and related, contemporaneous contracts, to ensure Telect's ability to meet customers' needs for acquired T&B products, over the 60-day transition period covered by the term of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants, obligations and mutual agreements set forth herein, and in such related agreements, the parties agree as follows:

1. DEFINITIONS

        1.1 "Assembly Services" shall mean the assembly labor associated with T&B's assembly and testing of Telect's Acquired Products in accordance with this Agreement.

        1.2 "Blanket Order" shall mean an Order made for Telect Acquired Products described in Appendix A pursuant to a Demand-Pull Program.

        1.3 "Delivery Date" shall mean the date when any Telect Acquired Product shall be delivered to the Delivery Location.

        1.4 "Delivery Location" shall mean the location(s) specified in an Order or Release to which Telect Acquired Product(s) shall be delivered.

        1.5 "EDI" shall mean electronic data interchange of information related to Orders and Releases.

        1.6 "Effective Date" shall mean the Closing Date, as defined in the Purchase Agreement.

        1.7 "Order" shall mean either the "hardcopy" document or EDI used by a Telect Company to order Telect Acquired Products under this Agreement.

        1.8 "Purchase Agreement" shall mean that certain Asset Purchase Agreement by and between Telect and T&B, dated as of March 6, 2000.

        1.9 "Release" shall mean either the document issued or the output of EDI initiated by Telect pursuant to a Blanket Order by which the Delivery Date for the portion of such Blanket Order stated in such Release is established.

        1.10 "Shipping Date" shall mean the date when a Telect Acquired Product shall be delivered to the carrier at the Shipping Location for shipment to the Delivery Location.

        1.11 "Shipping Location(s)" shall mean the location(s) so designated by Telect, from which a Telect Acquired Product shall be shipped by T&B.

        1.12 "Telect Acquired Product(s)" shall mean those products acquired by Telect from T&B through the related product line acquisition transaction set forth in the Purchase Agreement.

        1.13 "Telect Acquired Product Specifications" shall mean the T&B product specifications, technical specifications, manufacturing processes, quality control tests, methods and criteria, drawings, schematics and other documentation related to the Telect Acquired Products.

        1.14 "Term" shall mean (2) months beginning on March 6, 2000 ("Effective Date") plus a single two (2) month extension period, if exercised by Telect upon not less than thirty (30) days prior written notice, in its discretion.

        1.15 "Warranty Period" shall mean T&B's standard warranty period as of the Effective Date, beginning on the date of shipment of each Telect Acquired Product.

        1.16 "Warranty Repair Period" refers to the period within which a Telect Acquired Product covered by the warranty set forth in Article 4 must be repaired or replaced, and then returned to Telect, which period shall be ten (10) calendar days commencing on the date that T&B receives from a Telect Company or Telect customer a Telect Acquired Product which does not conform to the warranty.

2. SCOPE

        This Agreement sets forth the terms and conditions applicable to the purchase by Telect of Telect Acquired Products manufactured by T&B and the agreement by T&B to provide those Telect Acquired Products during the Term.

3. THOMAS & BETTS SERVICES

        3.1 T&B Demand-Pull Program.

            3.1.1 For those Telect Acquired Products identified in Appendix A, T&B will maintain a finished good ("EU") stock of such Telect Acquired Products on-hand and in the quantities set forth in Appendix A, that will be used for Releases against the Telect Blanket Purchase Order. T&B shall drop ship to Telect's customer's Delivery Location from such FG inventories within 24 hours of its receipt of a Release so as to allow Telect to service its customers' orders with immediate Telect Acquired Product delivery. T&B's production and material supply plans related to this Demand-Pull Program will be based on Telect Acquired Product forecasts derived from prior T&B and current Telect sales history and customer received input during the Term. The T&B production and material supply plans shall then be used: (i) to develop a master production schedule approved by Telect for the Telect Acquired Products subject to the Demand-Pull Program, and (ii) to establish, from time to time, but not less frequently than weekly, the T&B Minimum EQ Stock Levels and T&B Target EQ Stock Levels for each Telect Acquired Product set forth in Appendix A. A target FG stock level at each T&B manufacturing or distribution location for the Demand-Pull Program will also be established in connection with the parties' development of the master production schedule. T&B's material supply orders shall be in sufficient amounts and shall be placed with sufficient lead times to assemble and stock the T&B Minimum FG Stock Levels, and the T&B Target EQ Stock Levels at all times, even if Telect's Releases do not meet forecasted volumes.

            3.1.2 Unit pricing for Telect Acquired Products subject to the Demand-Pull Program will be the unit cost set forth in Appendix A, which unit costs are the product of multiplying T&B's standard labor routing hours per Telect Acquired Product, times a fixed hourly rate of US$13.94 per hour for T&B's Monterrey plant and a fixed hourly rate of US $23.49 for T&B's North Attleboro plant. Freight charges shall be additional.

        3.2 T&B Stocking/Drop-Ship Program.

            3.2.1 For those Telect Acquired Products identified in Appendix B for which T&B maintains an EU inventory at its manufacturing and/or distribution locations as of the Effective Date, T&B shall continue to maintain a comparable Target EQ stock level of inventories during the Term to fill Telect's sales demand during the Term. Telect will place Orders to T&B for this category of Telect Acquired Products for drop shipment to Telect's customer's Delivery Location(s). T&B's EQ stock replenishment and related subsequent materials purchases for the Telect Acquired Products subject to the Stocking/Drop-Shipment Program must be pre-authorized by Telect before any replenishment units are assembled and/or materials for such units ordered.

            3.2.2 Unit pricing for Telect Acquired Products subject to the Stocking/Drop-Ship Program will be the unit cost set forth in Appendix B, which unit costs are the product of multiplying T&B's standard labor routing hours per Telect Acquired Product, times a fixed hourly rate of US$13.94 per hour for T&B's Monterrey plant and a fixed hourly rate of US$23.49 for T&B's North Attleboro plant. Freight charges shall be additional.

            3.2.3 The assembly lead-times for Telect Acquired Products subject to the Demand-Pull Program that will be used to quote delivery dates to Telect's customers are identified in Appendix B, but will in no event be less than 5 working days or greater than 10 working days for the Telect Acquired Products identified therein.

        3.3 T&B Build-to-Order/Drop-Ship Program.

            3.3.1 For those Telect Acquired Products identified in Appendix C, Telect will place a Purchase Order to T&B for this category of Telect Acquired Product for drop shipment to Telect's customer's Delivery Location(s) in accordance with this Section 3.3. Delivery lead-time for this category of Telect Order will be determined by firm quotation by T&B upon an inquiry by a Telect Customer Service Representative to a Customer Service Representative at T&B. All Telect Acquired Products subject to this Section shall be assembled only after receipt of and pursuant to an Order from Telect and subsequent materials purchases for future Orders of such Telect Acquired Products must be pre-approved by Telect before any materials purchase orders are initiated by T&B.

            3.3.2 Unit pricing for the Telect Acquired Products subject to the Build-to-Order Drop-Ship Program will be the unit cost set forth in Appendix C, which unit costs are the product of multiplying T&B's standard labor routing hours per Telect Acquired Product, times a fixed hourly rate of US$13.94 per hour for T&B's Monterrey plant and a fixed hourly rate of US$23.49 for T&B's North Attleboro plant. Freight charges shall be additional.

        3.4 Title to Materials: Materials Cost Reimbursement Obligation of Telect. Pursuant to the terms of the Purchase Agreement, on the Effective
Date, title to all materials owned by T&B that are used in the assembly of Telect Acquired Products shall transfer to Telect. All subsequent materials purchased by T&B pursuant to the terms of Sections 3.1, 3.2 and/or 3.3 for the assembly of Telect Acquired Products during the Term shall be for the ownership and benefit of Telect. Telect shall reimburse T&B on a monthly basis for T&B's actual purchase cost of such materials.

        3.5 T&B's Duty to Co-Operate and Co-Ordinate With Telect. T&B acknowledges and agrees that the assembly, storage and distribution services it is to perform hereunder relate to a key new product line of Telect. Moreover, T&B acknowledges and agrees that the need for co-operation and co-ordination between Telect and T&B will be high during the transitional period described in the Recitals. In addition, the relationship set forth in this Agreement, in which:

        (i) T&B will procure the materials and components for the Telect Acquired Products on Telect's behalf with invoices payable by Telect in accordance with Section 3.4,

        (ii) T&B will perform the intake of those materials and components and store them in T&B's facility,

        (iii) Telect and T&B will jointly develop and schedule the master production plan for the assembly of the Telect Acquired Products subject to the Demand-Pull Program and other joint efforts described herein,

        (iv) T&B will utilize its workforce to assemble Telect's Telect Acquired Products,

        (v) T&B will package and ship the Telect Acquired Products to Telect and/or the Telect customers that ordered them, and

        (vi) Telect will own and carry on its books the materials and components, the work-in-process and the finished Telect Acquired Products,

will require an ongoing need for co-operation and co-ordination between the parties. T&B agrees to use its commercially reasonable efforts to co-operate and co-ordinate its performance of the services described herein with Telect and the Telect personnel assigned to perform Telect's activities under this Agreement, including any on-site Telect personnel assigned to T&B's facilities.

        3.6 Telect's Duty to Co-Operate and Co-Ordinate With T&B. Telect acknowledges and agrees that the need for co-operation and co-ordination between Telect and T&B will be high during the transitional period described in the Recitals. In addition, the relationship set forth in this Agreement, in which Telect and T&B will perform their joint and respective activities and duties as set forth in Section 3.5, above, will require an ongoing need for co-operation and co-ordination between the parties. Telect agrees to use its commercially reasonable efforts to co-operate and co-ordinate its performance of its activities with T&B and the T&B personnel assigned to perform T&B's services under this Agreement.

        3.7 Telect Not Bound by Forecasts or Estimates. If Telect provides T&B with a forecast or an estimate of the quantity of Telect Acquired Products that it expects to order, whether such forecast or estimate is incorporated into or set forth in Appendix A, Appendix B, Appendix C or otherwise, T&B acknowledges that Telect shall not be obligated to submit an Order or Release for any portion of such forecast or estimate.

        3.8 Removal of T&B DSX-3 Jacks and Use of Telect Jacks on DSX-3 Telect Acquired Products.

            3.8.1 In order to ensure that the DSX-3 category of Telect Acquired Products identified in the Appendices to this Agreement and in Exhibit A of the Purchase Agreement (T&B Part Nos.DSX-3MR-BDM, DSX-3MR-BSM, DSX-3SR-BDM, DSX3-sr-BSM, DSX-3ACSI-BSM, DSX-3MPOP-BSM) ("DSX-3 Products") do not come within the scope of pending litigation T&B is involved in, T&B agrees to remove its DSX-3 jacks (T&B Part Numbers 100536, 100537, 100538, 100539 and 100540) on all
finished DSX-3 Products in its inventory as of the Effective Date at no cost to Telect.

            3.8.2 All DSX-3 Products assembled by T&B after the Effective Date under this Agreement shall contain standard Telect jacks, which will be supplied to T&B upon request at no cost to T&B. and the Telect Acquired Product Specifications for such DSX-3 Products shall be changed accordingly.

4. ACCEPTANCE AND TELECT PRODUCTS WARRANTY

        4.1 Warranty of Title. T&B warrants to Telect that every Telect Acquired Product will at the time of delivery be new and free and clear of all liens, security interests and encumbrances created by T&B.

        4.2 Warranty of Quality. T&B further warrants that during the Warranty Period each Telect Acquired Product shall be free from defects in material and workmanship and shall conform to the Telect Acquired Product Specifications. This warranty shall not apply to any defect which has been caused by Telect or its customer and arises from mishandling, misuse, neglect or improper testing, maintenance or repair. This warranty shall survive inspection, acceptance and payment.

            4.3 Warranty Services and Remedies. Any Telect Acquired Product which does not conform to the warranty described in Section 4.2, during the Warranty Period, shall be returned to T&B. T&B shall repair or replace such defective Telect Acquired Product and ship the repaired or replacement Telect Acquired Product to Telect or, at Telect's direction in its sole discretion, to Telect's customer, within the Warranty Repair Period. If T&B does not so perform within the Warranty Repair Period, upon Telect's election and request, and in addition to any other right available to Telect at law or in equity, T&B shall:
(a) refund to Telect the price of such defective Telect Acquired Product paid by Telect's customer and (b) be entitled to retain such defective Telect Acquired Product. T&B shall make all arrangements and pay all expenses arising from shipping the defective Telect Acquired Product to T&B's designated warranty repair facility, and shipping the repaired or replacement Telect Acquired Product from the Shipping Location to the Telect or Telect customer Delivery Location designated by Telect.

            4.4 Warranty Applicable to Repaired or Replacement Items. Repairs or replacements of defective Telect Acquired Products during the Warranty Period shall be warranted, as above provided, for the applicable Telect Acquired Product Warranty Period. This warranty shall survive inspection, acceptance and payment.

            4.5 Acceptance. The acceptance of a Telect Acquired Product is subject to inspection at the Delivery Location. Acceptance shall be deemed not to have occurred until the earlier of: (a) the acceptance period set forth in Telect's contract with the Telect customer to which the Telect Acquired Product is shipped, or (b) at least 14 days after delivery. If a Telect Acquired Product does not conform to the requirements of an Order or to the warranties set forth in this Article, the entire quantity of Telect Acquired Products delivered with such non-conforming or defective Telect Acquired Product may be returned, at Telect's sole discretion, to T&B, at T&B's expense. Payment shall neither be deemed to constitute acceptance, nor be a waiver of Telect's right to cancel any Order or Release.

            4.6 Disclaimer of Implied Warranties. THE ABOVE WARRANTIES AND OTHER WARRANTIES CONTAINED IN THIS AGREEMENT REPLACE ALL OTHER WARRANTIES. EXPRESS OR IMPLIED. INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            4.7 Extent of Liability. In no event shall Telect be liable to T&B hereunder for any special, punitive, incidental or consequential damages, loss of data, or commercial losses even if Telect has been advised thereof. In no event shall T&B be liable to Telect hereunder for any special, punitive, incidental or consequential damages, loss of data, or commercial losses even if T&B has been advised thereof.

            4.8 Extent of Authority. No agent, distributor or representative of Telect is authorized to make any warranties on behalf of T&B.

            4.9 Warranty Return Procedures.

            4.9.1 No defective or non-conforming Telect Acquired Product may be returned to T&B without a Return Material Authorization ("RMA") number assigned by Telect. The RMA is to be assigned by a Telect customer representative by calling (___) __ - _____.

            4.9.2 Where a defective or non-conforming Telect Acquired Product is sought to be returned to T&B, such Telect Acquired Product: (a) must be returned by Telect or, at Telect's discretion, by Telect's customer within 30 days of issuance of the corresponding RMA number; (b) is eligible for return only if the Telect Product Warranty Period has not yet expired; (c) must be returned in original or appropriate containers, and all freight charges are to be paid by T&B; and, (d) credit for, or repair or replacement of, returned Telect Acquired Products pursuant to the provisions of Section 4.3 will be issued by T&B once the Telect Acquired Product is received at T&B's warranty repair facility and all conditions of the return policy set forth herein are satisfied.

            4.9.3 In the event T&B reasonably determines that a returned Telect Acquired Product is in conformance with the warranties set forth in Article 4, such product shall be: (a) returned to Telect or, at Telect's discretion, Telect's customer, within 14 days of such determination; (b) freight charges for such re-delivery shall be borne by Telect or Telect's customer; and (c) Telect or Telect's customer shall reimburse T&B for the freight charges it paid pursuant to Section 4.9.2 (c); provided, however, that in the event T&B has shipped a replacement Telect Acquired Product before it determined the returned Telect Acquired Product was not defective, Telect or its customer shall pay a fifteen percent (15%) restocking fee to T&B, based on the unit price paid by Telect for such returned Telect Acquired Product.

5. QUALITY CONTROL

            5.1 Telect Acquired Product Quality. T&B shall, within seven (7) days of detection, report to Telect by technical bulletin concerning any potential, suspected or actual: (a) defect in design and/or manufacturing of the materials and/or components for any Telect Acquired Product; (b) defect in assembly of any Telect Acquired Product, (c) malfunction of any Telect Acquired Product, (d) failure of any Telect Acquired Product to conform to the Telect Acquired Product Specifications or (e) knowledge of uses of any Telect Acquired Product in combination with other product(s) or services which cause or have the potential of causing disruption in the business or services provided by end-users using any Telect Acquired Product. All Telect Acquired Products delivered by T&B shall comply with Telect's product quality standards.

            5.2 Inspection and Testing. T&B shall make available the assembly, storage and distribution locations at which any of the Telect Acquired Products are assembled or stored for inspection by Telect of materials, work-in-process and EQ Telect Acquired Products, as well as the related assembly, shipping and/or storage processes and procedures. Telect shall request inspection no more frequently than required by good commercial practice. Such inspection shall be conducted so as to not cause a delay in any scheduled ship date for any inspected Telect Acquired Product, unless the inspection concludes a there is a defect in or other problem exists with such Telect Acquired Product.

            5.2.1 In addition, T&B shall provide at no additional cost such facilities, labor, data, specifications, manuals and information as Telect reasonably requires to allow Telect to perform a full range of quality assurance and quality control functions consistent with Telect's current practices in its own assembly, storage and distribution facilities. Inspection of Telect Acquired Products and/or related processes and procedures may be performed in whole or in part prior to final assembly and/or completion of repair processes. Any exercise of, or failure to exercise, the foregoing rights shall not relieve T&B of its obligation to furnish all Telect Acquired Products in strict conformance with this Agreement and the applicable Order or Release.

        5.3 Communication. Telect agrees to keep T&B informed as to any problems encountered with the Telect Acquired Products and to communicate promptly to T&B any and all Telect modifications or improvements to the Telect Acquired Products. T&B agrees to keep Telect informed as to any problems encountered wit the Telect Products, the assembly services to be provided by T&B hereunder and/or any T&B storage or distribution facility or procedure.

6. TELECT ACQUIRED PRODUCT CHANGES; ASSEMBLY PROCESS CHANGES

        6.4 Form and Content of Change Notifications. Telect's written engineering and/or Telect Acquired Product Specification change notifications shall be numbered in a single sequential numbering scheme and shall include sufficient information for T&B to assess the proposed change, including, but not limited to, the following information: a detailed list of the Telect Acquired Products and/or the T&B assembly, storage or distribution processes or procedures affected and associated changes that must be implemented in conjunction with or prior to the notified change; the compatibility of the change with the Telect Acquired Products and T&B's then-existing assembly, storage or distribution processes or procedures currently deployed; a detailed description of the reason for the change; the effect on the Telect Acquired Products and T&B's assembly, storage or distribution processes or procedures once the change is implemented; and, the timing and method of implementation of any such change.

        6.5 Test Data and Telect Products for Verification. Telect reserves the right to request test data, demonstrations, samples, and any other information reasonably required by Telect associated with any proposed change to any materials or materials supplier used by T&B as of the Effective Date or any proposed change to any T&B assembly, storage or distribution process or procedure related to the Telect Acquired Products, that, in Telect's sole determination, may affect Telect Acquired Product quality. Furthermore, in the event Telect determines it is necessary to verify the any such proposed change prior to acceptance, T&B shall supply access to T&B's facilities and, if applicable, on loan and without charge, sufficient production level quality Telect Acquired Products Incorporating the changed material, or assembled, stored or distributed in the changed manner for such verification, or offer some other alternative arrangement satisfactory to Telect, for such verification.

        6.6 Approval of Changes. Telect shall not implement any change in the nature of those contemplated above without prior written notice to T&B and T&B shall not implement any change in the nature of those contemplated above without the prior written consent of Telect, which consent may not be unreasonably withheld. Should either party fail to respond within a period often (10) calendar days from the date it has received a notice forwarded by the other party under this Article, then party sending the notice shall have the right to implement the change identified in the notice.

7.      FORCE MAJEURE

        If the performance of this Agreement is interfered with by reason of any circumstance beyond the reasonable control of the party affected as a result of an act of God or labor dispute then the party affected shall be excused from such performance on a day-for-day basis to the extent of such interference (and the other party shall likewise be excused from performance on a day-for-day basis to the extent such party's obligations relate to the performance so interfered with); provided that the party so affected shall use reasonable efforts to remove such causes of non-performance; provided, further, that if any such interference extends for more than thirty (30) days, Telect shall have the right, without liability, obligation or charge, to cancel this Agreement and/or any Order or Release affected by such interference.

8.      ASSIGNMENT AND SUBCONTRACTS

        8.1 Assignment and Subcontracts by T&B Prohibited. Except as provided below, T&B's rights and obligations under this Agreement are not assignable, directly, indirectly, by operation of law or otherwise, and T&B shall not subcontract any portion of its rights, duties or obligations under any Order or Release. In the event T&B nevertheless seeks Telect's consent to the assignment of all or a part of its interest in or performance under this Agreement, including a request to enter into a subcontract with a third-party, Telect may reasonably or unreasonably withhold such consent at its sole discretion. Notwithstanding any such consent granted by Telect, T&B shall continue to be hilly responsible and liable for full performance of the Services and the fulfillment of any such Order or Release.

        8.2 Assignment to Affiliates Permitted. Either party may assign or subcontract its rights and obligations under this Agreement to an Affiliate without the consent of the other party. Either party may also assign this Agreement and its rights and obligations hereunder by contract or operation of law in connection with a merger, acquisition or reorganization, with the consent of the other party, which consent will not be unreasonably withheld.

9.      GENERAL

        9.1 Notices. All notices to be given under this Agreement, except for notices under Section 5.6 or 5.8, shall be sent by certified mail, postage prepaid, or by facsimile or hand delivery to the other party at the following addresses:

        Telect:

        T&B:

Notices shall be deemed to have been received four (4) days after mailing if given by mail, and one business day after sending if given by cable, telegram, facsimile, telex and upon delivery if given by hand.

        9.2 Failure to Enforce Not to Constitute Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such and every other provision.

        9.3 Governing law. The validity, interpretation and performance of this Agreement, the rights and obligations arising hereunder and any purchase made hereunder shall be governed by the laws of the State of Washington.

        9.4 Headings. Article and section headings are inserted for convenience only and shall not be used to interpret this Agreement.

        9.5 Survival. All obligations and liabilities (including warranties) which by their nature are intended to survive the expiration or termination of this Agreement shall remain in effect beyond any expiration or termination of this Agreement.

        9.6 Severability. If any provision of this Agreement is or becomes illegal or unenforceable in whole or in part in a country, the remaining provisions shall nevertheless be valid and binding with respect to that country so long as they continue to express the original intent of the parties. If not, this Agreement shall not apply in that country, but the parties shall negotiate in good faith to extend the benefit of this Agreement to that country in some other manner.

        9.7 Entire Agreement. This Agreement, including the Appendices to it, constitute the entire agreement between the parties on the subject matter hereof and supersede all prior agreements and communications with respect thereto. Except for the information which must be set forth in an Order or Release in accordance with Article 3 hereof, any additional or different terms set forth in any Order, Release, T&B acknowledgment form or other document hereafter issued shall be void. This Agreement may not be modified or any right of a party waived, except by means of an amendment which expressly references this Agreement and which is duly executed by each of the parties.

        9.8 Worker's Compensation Defense Waiver. In the event of a claim for indemnity arising out of a claim by an employee of a Party against the other Party for personal injury, including death, or property damage, each Party hereby waives any workers' compensation defense it would otherwise be entitled to. IN ACCORDANCE WITH TITLE 51, REVISED CODE OF WASHINGTON, THE WORKERS' COMPENSATION EMPLOYER DEFENSE WAIVER CONTAINED HEREIN HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS AGREEMENT.

        9.9 Accounting and Records: Telect Inspection and Audit Rights. In addition to any other rights to obtain, inspect, test or audit information or records of T&B set forth in Sections

5.2, 6.5, 10.3 or otherwise in this Agreement and/or the Purchase Agreement, Telect shall have the rights and T&B shall have the obligations set forth below:

               9.9.1 T&B shall keep accurate and complete records with respect to its activities under this Agreement, including without limitation, records related to: materials acquisitions and related invoices, Orders and Releases, customer receivable and payment information, warranty and other returns, freight and shipment information, assembly workforce, standard labor routing hours, and production cost and overhead information.

               9.9.2 Telect shall have the right, at its own expense, during the Term and for three (3) years thereafter, to inspect, examine and/or audit, or to have its independent public accountants inspect, examine and/or audit, any and all information, records, financial books and records of account of T&B which arise out of or relate to T&B's performance hereunder, during normal business hours, upon reasonable notice, to determine or verify such records and information. As a condition of to allowing such inspection, examination and/or audit by Telect's independent public accountants, such independent accountants shall execute a written agreement, reasonably satisfactory in form and substance to T&B, to maintain in confidence all information obtained in the course of such inspection, examination or audit, except for disclosure to Telect.

10. PROPERTY FURNISHED BY TELECT

        10.1 Loaned Equipment. All Telect equipment and other tangible personal property purchased by Telect in connection with the Purchase Agreement which will be loaned to T&B, without charge to T&B, and used by T&B to perform the Telect Acquired Product assembly, storage and distribution services described herein, is and shall remain the property of Telect (the "Loaned Equipment"). All Loaned Equipment and, whenever applicable, each individual item thereof, shall be plainly marked and otherwise adequately identified by T&B as property of Telect, and shall, at T&B's expense, be safely stored, properly maintained, and kept free of all liens, claims, encumbrances and interests of third parties. Upon Telect's request, before and after the Effective Date, T&B shall sign and file or record in the records of the appropriate governmental entity or entities, any and all requested notices, supplemental agreements, memoranda of agreement, financing statements or other informational filing documents, and any amendments, extensions or continuations thereof, deemed necessary or prudent by Telect, in its sole discretion, in order to provide notice to any such third-party of Telect's ownership of the Loaned Equipment.

        10.2 Notice to Landlord. Prior to the Effective Date, and thereafter before locating Telect Loaned Equipment, FG stocks of Telect Acquired Products and/or the materials for such Telect Acquired Products on leased premises, T&B shall cause its landlord, if any, to acknowledge in writing to Telect that it shall assert no interest in such Loaned Equipment, Telect Acquired Products and/or materials, and shall not impede Telect from removing the any such property from the premises or using it on T&B's premises after an Event of Default pursuant to the licenses granted in this Agreement.

        10.3 Risk of Loss: Use of Loaned Equipment: Telect Inspection Rights. All Telect Loaned Equipment, Telect Acquired Products, materials for the assembly of Telect Acquired

Products and other Telect property in T&B's custody or control shall be held at T&B's risk and be kept insured by T&B at T&B's expense in an amount no less than the replacement cost, with loss payable to Telect. Within 10 days of the Effective Date, and thereafter upon Telect's reasonable request, T&B shall promptly deliver to Telect reasonable certificates of insurance or other evidence of such insurance naming Telect as an "additional insured" to the extent of its interest in the assets sold under the Purchase Agreement and/or assembled and/or purchased hereunder. T&B shall use such property solely in the performance of its obligations hereunder. Upon the expiration or termination of this Agreement, or at any time upon the written request of Telect, T&B shall deliver such property to Telect. Telect shall have the right, at all reasonable times, upon prior notice, to enter T&B's premises to inspect any and all of its property, including the Loaned Equipment, any Telect Acquired Products assembled, stored or in the process of being assembled, and any Telect Acquired Product materials.

        10.4 Identification of Specific Loaned Equipment: Valuation. Specific equipment comprising the Loaned Equipment are shown in Appendix H - LOANED EQUIPMENT DESCRIPTION.

        10.5 Marking Loaned Equipment. Loaned Equipment shall be marked by T&B "Property of Telect" and, may be revised, upgraded and otherwise improved as determined by both parties. No changes shall be made to Loaned Equipment during the Term except at the express instruction of Telect. The value of the Loaned Equipment for insurance purposes shall be the amount shown in [Exhibit ___] of the Purchase Agreement, plus the amortized portion of any improvements. T&B will obtain insurance coverage against any loss of the Loaned Equipment in an amount at least equal to the replacement value with Telect as named beneficiary. For the purpose of this Agreement, the agreed value as shown in [Exhibit ___] to the Purchase Agreement shall be considered the replacement value.

        10.6 Accessions. Replacements and Improvements: Return Upon Expiration or Termination. If upon the expiration or termination of this Agreement, or at any time upon the written request of Telect, the Loaned Equipment is returned to Telect, T&B agrees to transfer, for no fee to Telect, all right, title and interest it may have in any and all accessions, replacements and improvements in or to the Loaned Equipment added after the Effective Date.

        10.7 Maintenance and Repairs to Loaned Equipment. T&B agrees, at its own expense, to repair and maintain the Loaned Equipment, in good working order while it is being used for the performance of T&B's obligations under this Agreement, and technical support for repair and overhaul services related to Loaned Equipment will be provided by T&B, at its own expense.

11. LICENSE TO ACCESS T&B'S FACILITY AND USE LOANED EQUIPMENT UPON A T&B
DEFAULT.

        11.1 License for Telect and/or its Subcontractor to Access T&B's
Facility.

               11.1.1 Upon the occurrence of an event of default of this Agreement or under the Purchase Agreement which remains uncured under any relevant cure period described therein, Telect shall have the right to access to T&B's facility or facilities at which any of the assembly, storage and/or distribution services were being performed or where any of the Loaned Equipment, Telect Acquired Products and/or work-in-process or materials for such Telect Acquired Products are located, in order to take possession of such Loaned Equipment, Telect Acquired Products and/or material, hereunder so that the negative Impact of such event of default on Telect and its customers are minimized and mitigated.

               11.1.2 In furtherance of this Telect right, T&B hereby grants to Telect an irrevocable license, coupled with an interest, to access T&B's facilities in order to exercise the rights set forth in this Article 11. Notwithstanding anything to the contrary in this Agreement, Telect's license hereunder shall be transferable or sublicensed to a subcontractor retained by Telect to perform any act or action it would be entitled to carry out or perform in its own right hereunder. Notwithstanding the generality of the foregoing, Telect's license rights hereunder shall specifically include the right to take possession and control of the Loaned Equipment, oust T&B and its employees from possession of such Loaned Equipment, to secure, inspect, inventory and relocate any and all materials, components, work-in-process and FG Telect Acquired Products owned by Telect, to shipment Telect Acquired Products from such T&B facilities, use and consume electricity and other utilities, access to restrooms by Telect and/or Telect subcontractor employees and agents, and to otherwise obtain the full and complete benefit of the licenses granted pursuant to this
Article 11.

        11.2 Breach of License Rights. T&B acknowledges and agrees that any refusal to honor or obstruction of Telect's license rights granted hereunder could cause Telect irreparable injury and that monetary damages may not be adequate in the event of a default of this Article 11 by T&B, and Telect shall be entitled to seek injunctive or other affirmative relief or to give notice of default, or both, in the event of such breach. T&B hereby waives to the fullest extent allowed by law any right to require or apply for a bond to be posted by Telect in the event such injunctive or affirmative relief is sought or obtained by Telect. In the event Telect deems it necessary or advisable to seek, and in fact receives such injunctive or affirmative relief as a result of T&B's threatened or actual breach of Telect's license rights hereunder and/or Telect's ability to freely and fully exercise them, T&B shall be liable for all of Telect's costs and expenses associated with seeking and/or obtaining any such relief, including filing costs, attorneys' fees, expert witness fees, interpreter or translation fees and any other cost or increased cost directly or indirectly caused by or attributable to such breach by T&B or to Telect's effort to obtain such relief.


IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their duly authorized representatives.


Telect, Inc.                                 Thomas & Betts Corporation

By:                                          By:
Name:                                        Name:
Title:                                       Title:

                                   APPENDIX A

                             T&B DEMAND-PULL PROGRAM

T&B will provide Telect Acquired Products, as referenced below, in their most current form. This list may be amended from time to time by Telect to delete any Telect Acquired Product or to change the T&B Target FG Stock Levels, or the T&B Minimum FG Stock Levels.



------------------------------------------------------------------------------------------------------
                                                                 T&B Minimum             T&B Target FG
  T&B Part No.      Telect Part No.      Std. Unit Cost        FG Stock Levels            Stock Levels
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

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

                                   APPENDIX B

                         T&B STOCKING/DROP SHIP PROGRAM


T&B will provide Telect Acquired Products, as referenced below, in their most current form. This list of Telect Acquired Products subject to the Stocking/Drop-Ship Program may be amended from time to time by Telect to delete any Telect Acquired Product or to change the T&B Target FG Stock Levels.

Levels.


------------------------------------------------------------------------------------------------------------
                                                                      T&B Target FG          T&B Delivery
     T&B Part No.         Telect Part No.       Std. Unit Cost         Stock Levels         Date Lead-time
------------------------------------------------------------------------------------------------------------
                                                                                           >5 days, <10 days
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                                   APPENDIX C

                      T&B BUILD-TO-ORDER/DROP SHIP PROGRAM



T&B will provide Telect Acquired Products, as referenced below, in their most current form. This list may be amended from time to time by Telect to delete any Telect Acquired Product.

Levels.



---------------------------------------------------------------------------------------------------------
                                                                          T&B Delivery
     T&B Part No.          Telect Part No.         Std. Unit Cost         Date Lead-time            Notes
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT E
                  TO ASSET PURCHASE AGREEMENT ESCROW AGREEMENT

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT



        This Escrow Agreement ("Agreement"), dated March 6, 2000 (the "Closing Date") is entered into by and among Thomas & Betts Corporation, a Tennessee corporation, Thomas & Belts International, Inc. a Delaware corporation (collectively referred to herein as "Seller), Telect, Inc. ("Buyer), a Washington corporation, and First Union National Bank, 150 Fourth Avenue North, Nashville, Tennessee 37219, as escrow agent ("Escrow Agent").

        The parties intending to be legally bound, hereby agree as follows:

1. ESTABLISHMENT OF ESCROW

        (a) Buyer is depositing with Escrow Agent One Million, Ninety-Eight Thousand and Fifty-One Dollars and Sixty Cents ($1,098,051.60) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursement or losses on investments, the "Escrow Fund"). Escrow Agent acknowledges receipt Thereof. The Escrow Fund is established as security for the performance of Seller's obligations under the Asset Purchase Agreement dated March 6, 2000, between the Seller and Buyer.

        (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2. INVESTMENT OF FUNDS

        Escrow Agent shall invest The Escrow Fund in the First Union Jumbo Money Market Account, or in such other savings accounts, certificates of deposit and money market accounts (including without limitation government and other short-term corporate obligations) as Seller and Buyer shall mutually agree and instruct.

3. DISPOSITION OF FUNDS; TERMINATION OF ESCROW

        (a) From time to time on or before March 5, 2001 (the Release Date"), Buyer may give notice (a "Notice") to Seller and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") for breach of contract, including without limitation, any breach of Sellers representations, warranties, and/or covenants, it may have under the Asset Purchase Agreement or the Transition Period Contract Manufacturing Agreement described in Section 5(k) of the Asset Purchase Agreement. If Seller gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within thirty (30) days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b). If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Agreement and the Asset Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the then existing balance in the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Asset Purchase Agreement. Receipt of Notice or Counter Notice by Escrow Agent shall be sufficient proof to Escrow Agent that any other notice required under this sub-paragraph 3(a) has likewise been sent and received.

        (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and

Seller or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question or liability to Escrow Agent.

        (c) The balance of the Escrow Fund held by Escrow Agent which is not the subject of a pending Notice, joint instructions, or an order, shall be delivered promptly to Seller on the Release Date, in accordance with a written direction jointly signed by a duly authorized representative of each of Buyer and Seller and delivered to Escrow Agent on or after the Release Date.

4. DUTIES OF ESCROW AGENT

        (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds except as directed by herein.

        (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting The foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with The terms hereof, including, without limitation, any liability for any delays (not resulting from Its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

        (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

        (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

        (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States income taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

        (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

        (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

        (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by Buyer and Seller in writing, or to any court of competent jurisdiction, whereupon Escrow agent shall be discharged of and from any and all further obligations arising in connection with this Agreement The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at That time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agents sole responsibility after That time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by Buyer and Seller or a final non-appealable order of a court of competent jurisdiction.

        (i) In the event of any disagreement between Buyer and Seller resulting in adverse claims or demands being made in connection with the Escrow Fund or In the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the amount in dispute in the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing the delivery of the Escrow Fund or (ii) a written agreement executed by Buyer and Seller directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. My court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question or liability to Escrow Agent.

        (j) The parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System or G. L. James & Co., as nominee of the Escrow Agent.

        (k) The Escrow Agent shall be entitled to receive such fees as set forth on Annex A hereto, and shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder. Any such fees and reimbursements shall be paid one-half by Buyer and one-half by Seller.

6. LIMITED RESPONSIBILITY

        This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7. OWNERSHIP FOR TAX PURPOSES

        The parties agree that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund, and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as his income, in the taxable year or years in which such income is properly includible, and will pay any taxes attributable thereto. Escrow Agent shall prepare 1099-Int for all interest earnings.

8. NOTICES

        All notices, counter notices, consents, waivers and other communications under this Agreement must be in writing and wilt be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided That a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

        Seller:          Thomas & Betts Corporation
                         8155 T&B Boulevard
                         Memphis, Tennessee 38125
                         ATTN: Vice President and General
                         Counsel and Secretary
                         (901) 252-8827
                         Fax No.: (901) 252-1354


        Copy to:         Thomas & Betts Corporation
                         8155 T&B Boulevard
                         Memphis, Tennessee 38125
                         ATTN: Vice-President, Operations & Administration Fax No.: (901) 252-1334


        Buyer:           Telect, Inc.
                         P.O. Box 665
                         2111 N. Molter Rd.
                         Liberty Lake, WA 99019-0665
                         Attn: Wayne E. Williams, CEO
                         Fax: 509-928-8462


        with copy to:    Scott L. Simpson
                         Paine Hamblen Law Offices
                         W 717 Sprague, Suite 1200
                         Spokane, WA 99201
                         Fax No. 509-838-0007
                         Office No. 509-445-6000


                                       or

        Escrow Agent:    Susan K. Baker
                         First Union National Bank
                         Corporate Trust Operations -- 2nd Floor
                         150 Fourth Ave. North
                         Nashville, TN 37219
                         Fax No. (615)-251-9364

9. JURISDICTION; SERVICE OF PROCESS

        Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the State or federal court sitting in Denver, Colorado, and each of The parties consents to The jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid Therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10. COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

11. SECTION HEADINGS

        The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12. WAIVER

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party In exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement a complete and exclusive statement of the terms of the agreement between the parties with respect to Its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer, Seller and the Escrow Agent.

14. GOVERNING LAW

        This Agreement shall be governed by the laws of the State of Washington, without regard to conflicts of law principles.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THOMAS & BETTS CORPORATION



By:
   ------------------------------------

Name:   Jerry Kronenberg

Title:  Vice-President, General Counsel & Secretary


THOMAS & BETTS INTERNATIONAL, INC.


By:
   ------------------------------------

Name:   Jerry Kronenberg

Title:  Vice-President, General Counsel & Secretary


TELECT, INC.


By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------



FIRST-UNION NATIONAL BANK


By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------

                                     ANNEX A

                            FIRST UNION NATIONAL BANK
                              CORPORATE TRUST GROUP
                                SCHEDULE OF FEES
                              ESCROW AGENT SERVICES



I.      ACCEPTANCE FEE                                  $500 Payable at Closing

        Initial fee for reviewing documents, setting up accounts and administration of records.


II.     ESCROW AGENT FEE                             $2,500 Annually in Advance

        Day-to-day administration of governing documents, maintenance of investments, communications and providing statements, and other duties defined in the Agreement.


III.    OUT-OF-POCKET EXPENSES

        All out-of-pocket expenses, including attorney review, travel expenses, postage, insurance, courier expenses and telephone, will be billed in addition to the fees listed herein.


IV.     ACTIVITY CHARGES, if applicable

        Wire Transfers                      $25 per transfer
        Check Disbursements                 $10 per disbursement
        Claim Notice                        Charges will be assessed based upon
                                            time spent processing claim notice

        Automatic Cash Investment Management         35 Basis Points Annualized
        (AAA rated U.S. Treasury daily money market fund)       Net of Income

        Counsel fees, if ever retained as a result of default or other   Billed at cost
        extraordinary occurrence on behalf of Escrow Agent


        Our proposal is subject in all aspects to First Union's review and acceptance of those final financing documents which set forth our duties and responsibilities.

                                    EXHIBIT F
                           TO ASSET PURCHASE AGREEMENT

                          PRO FORMA ASSET VALUE SUMMARY



Inventory                                                            $ 6,646,866
Fixed Assets                                                             283,614
Intellectual Property                                                  4,011,000
                                                                     -----------

Total Purchase Price                                                 $10,941,480

                                   EXHIBIT G
                           TO ASSET PURCHASE AGREEMENT

                           BILL OF SALE AND ASSIGNMENT

                                    EXHIBIT H
                           TO ASSET PURCHASE AGREEMENT

                              ASSUMPTION AGREEMENT

                                    EXHIBIT I
                           TO ASSET PURCHASE AGREEMENT

                          REQUIRED THIRD PARTY CONSENTS



None.

                                    EXHIBIT J
                           TO ASSET PURCHASE AGREEMENT

                                 PROMISSORY NOTE